                              NASH-FINCH COMPANY
                              PROFIT SHARING PLAN
                                 1994 REVISION

                        FOURTH DECLARATION OF AMENDMENT


Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "Nash-Finch Company Profit Sharing Plan -- 1994 Revision," the undersigned hereby amends the said instrument in the manner described below.

1. Section 2.1 thereof is amended by adding a new Subsection (D) which reads as follows:

          "(D) Notwithstanding Subsection (A)(3), a Qualified Employee on January 1, 1998 who either

                (1) was a participant in the Retirement Plan for Employees of Super Food Services, Inc. on December 31, 1997 or

                (2) had attained age 21 and completed one 'year of service,' as defined in the Retirement Plan for Employees of Super Food Services, Inc., on January 1, 1998,

     is eligible to participate in the Plan on January 1, 1998 for the purpose of being eligible to share in the allocation of the Profit Sharing Contribution made pursuant to Section 3.2."

2. Section 3.2(B) thereof is amended by adding thereto a new final sentence which reads as follows:

     "Notwithstanding the foregoing provisions of this Subsection (B), a Participant will not be eligible to share in his or her Participating Employer's Profit Sharing Contributions if the Participant either (i) is covered by a collective bargaining agreement between the Participant's bargaining representative and a Participating Employer unless the collective bargaining agreement expressly provides that the Profit Sharing Contribution provisions of the Plan are applicable to Participants covered by the collective bargaining agreement or (ii) was a participant in the Retirement Plan for Employees of Super Food Services, Inc. on December 31, 1997, who attained age 55 on or before December 31, 1997 and was an employee of a Participating Employer on December 31, 1997."

3. Section 3.2 thereof is amended by adding thereto a new Subsection (F) which reads as follows:

          "(F) In addition to the Profit Sharing Contribution allocation to which a Participant may be entitled pursuant to the foregoing subsections of this Section 3.2, for each Plan Year beginning after 1997 and ending before 2003, the Participating Employer of an "eligible Participant," as defined in clause (3) of this Subsection (F), who satisfies the eligibility requirements set forth in Subsection (B) for the Plan Year will make a contribution on behalf of the eligible Participant, which will be allocated to the eligible Participant's Profit Sharing

     Account, in the amount determined under clause (1) or clause (2) of this Subsection (F), whichever is applicable.

          (1) If, on or before December 31, 1997, the eligible Participant had attained age 40 but had not yet attained age 50, subject to the limitations of Article IX and the Company's retained authority to amend and terminate the Plan, the amount of the additional contribution made on the eligible Participant's behalf for a Plan Year pursuant to this Subsection (F) will be equal to the percentage of the eligible Participant's Eligible Earnings for the Plan Year specified in the following table.


                                         AMOUNT OF CONTRIBUTION AS A
                PLAN YEAR              PERCENTAGE OF ELIGIBLE EARNINGS
                ---------              -------------------------------
                   1998                               3%
                   1999                               3%
                   2000                               2%
                   2001                               1%
                   2002                               1%

          (2) If, on or before December 31, 1997, the eligible Participant had attained age 50 but had not yet attained age 55, subject to the limitations of Article IX and the Company's retained authority to amend and terminate the Plan, the amount of the additional contribution made on the eligible Participant's behalf for a Plan Year pursuant to this Subsection (F) will be equal to the percentage of the eligible Participant's Eligible Earnings for the Plan Year specified in the following table.


                                         AMOUNT OF CONTRIBUTION AS A
                PLAN YEAR              PERCENTAGE OF ELIGIBLE EARNINGS
                ---------              -------------------------------
                   1998                               5%
                   1999                               4%
                   2000                               3%
                   2001                               2%
                   2002                               1%

          (3)  An eligible Participant is a Participant who

              (a) was a participant in the Retirement Plan for Employees of Super Food Services, Inc. on December 31, 1997, and

              (b) had attained age 40 but had not attained age 55 on or before December 31, 1997, and

              (c) was an employee of a Participating Employer on January 1, 1998."

4. Section 10.6 thereof is amended by adding thereto a new final sentence which reads as follows:

     "Service completed as an employee of Super Food Services, Inc., or any wholly owned subsidiary thereof after it became a wholly owned subsidiary, prior to the date on which Super Food Services, Inc. became an Affiliated Organization, will be taken into account under the Plan for all purposes in accordance with the provisions of this article but only with respect to any individual who was an Employee on January 1, 1998."

5.   Section 12.27 thereof is amended to read as follows:

     "12.27 QUALIFIED EMPLOYEE. A "Qualified Employee" is any individual who performs services for a Participating Employer as a common-law employee and is classified by the Participating Employer at the time the services are performed as a common-law employee (without regard to any subsequent reclassification), excluding however, any such individual who is -

          (a) covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan; or

          (b) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

     For Plan Years beginning after 1997, any individual who performs services for Bellefontaine IGA Federal Credit Union as a common-law employee is not a Qualified Employee and the Accounts of any Participant who is an employee of Bellefontaine IGA Federal Credit Union will be treated in the same manner as if the employee transferred employment to an Affiliated Organization that had not adopted the Plan."

The foregoing amendments are effective as of January 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 12th day of December, 1997.


                                       NASH FINCH COMPANY



Attest:     /s/ NORMAN R. SOLAND       By:     /s/ ALFRED N. FLATEN
        ----------------------------       ----------------------------
                Secretary                          President